Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20585 and Form S-8 No. 333-03153) pertaining to the Salary Deferral Plan of Ruby Tuesday, Inc. (formerly Morrison Restaurants Inc.) and in the related Prospectus of our report dated June 19, 1997, with respect to the financial statements and supplemental schedules of the Ruby Tuesday, Inc. Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                     								/s/ Ernst & Young LLP
                                         								Ernst & Young LLP

Birmingham, Alabama
June 19, 1997